Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Great Basin Gold Ltd. of our report dated March 23, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Great Basin Gold Ltd. (the “Company”), which appears in the Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2008 filed on March 23, 2009.

Signed “PricewaterhouseCoopers LLP”

Chartered Accountants
Vancouver, British Columbia
November 10, 2009